Exhibit 99.1
PROLOGIS CLOSES ¥11.1 BILLION ($121 MILLION) IN TMK FINANCINGS
FOR PROLOGIS JAPAN PROPERTIES FUND II
— ProLogis Continues to Pursue De-leveraging Plan —
DENVER, December 10, 2008 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, announced today that it has re-financed a total of ¥11.1 billion ($121 million) in two TMK secured financings on behalf of an affiliate of ProLogis Japan Properties Fund II, one with Sumitomo Mitsui Banking Corporation and another with The Chiba Bank, Ltd.. The financings have three-year maturities with loans-to-value ranging from 40 to 50 percent on each of two industrial properties in Japan. The proceeds were used to re-finance TMK bonds that were originally scheduled to mature later in December 2008. Tokutei Mokuteki Kaisha (TMK) is a tax favored, special purpose securitization vehicle that issues corporate bonds to its holders secured by real estate assets.
On November 13, 2008, the company outlined an action plan to de-leverage its balance sheet by at least $2 billion. The plan includes re-financing and/or renegotiating debt maturities on ProLogis’ balance sheet and in its property funds, targeting regional portfolio sales, shrinking its development pipeline through fund contributions and a halt in new development starts, and retaining capital through G&A reductions and lowering of the dividend.
“The closing of these two TMK bonds demonstrates our continued progress with refinancing near-term fund maturities,” said Bill Sullivan, chief financial officer. “In addition, we are actively pursuing several portfolio sales on parallel tracks and on an expedited basis. This process, should it be concluded successfully, has the potential to substantially accomplish the company’s de-leveraging objectives.” There can be no assurance as to the successful completion of any portfolio sale, its timing or the amount of proceeds, the company added.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 136 markets across North America, Europe and Asia. The company has $40.8 billion of assets owned, managed and under development, comprising 548 million square feet (51 million square meters) in 2,898 properties as of September 30, 2008. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A. Risk Factors” of ProLogis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations Melissa Marsden 303-567-5622 mmarsden@prologis.com	Media Krista Shepard 303-567-5907 kshepard@prologis.com	Financial Media Suzanne Dawson Linden Alschuler & Kaplan, Inc 212-329-1420 sdawson@lakpr.com
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